EXHIBIT 99.1
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SUTRON CORPORATION REPORTS SECOND QUARTER 2007 RESULTS

AUGUST 13, 2007, STERLING, VA... Sutron Corporation (NASDAQ: STRN), a leading provider of hydrological and meteorological monitoring products, systems and services, today reported financial results for the quarter ended June 30, 2007.

FINANCIAL HIGHLIGHTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2007:

-- Sales revenue was down 4.6% to $4,217,871 from $4,421,174 in the second quarter of 2006.

-- Net income was down 22.5% to $394,406 from $508,732 in the second quarter of 2006.

-- Earnings per share were $0.09 versus earnings of $0.12 per share during the second quarter of 2006.

--   Gross margin was 39% versus 37% in 2006.

"Sutron set new records for customer orders during the second quarter of 2007 and for the first six months of 2007 totaling $12,741,661 and $15,803,568, respectively" said Raul McQuivey, Sutron's Chairman and Chief Executive Officer. "Our second quarter revenues were down slightly as we were not able to ship equipment to China relating to the Three Gorges Dam Project due to a supplier parts issue that has been resolved. We anticipate that the water level monitoring equipment to be provided for the Three Gorges Dam Project totaling $1,020,742 will be shipped in the third quarter of 2007. We also anticipate that the Washington International order for water quality monitoring equipment to be provided to the Iraq Ministry of Water Resources totaling $2,222,628 will be shipped in the third quarter of 2007. Our business continues to be project driven resulting in quarterly results that fluctuate substantially based upon large contract awards that are difficult to project in terms of timing and are frequently delayed due to government approvals. Operating expenses increased slightly in the second quarter due to higher legal costs, increased letter of credit costs associated with a performance bond that was provided to the Afghanistan Ministry of Energy and Water and increased selling expenses due to the addition of two new full-time domestic salesmen."

"Total customer orders for the second quarter of 2007 were up 193% to approximately $12,741,661 from $4,355,038 in 2006 due primarily to the China contracts, the Washington International order and to the $5,992,384 contract award by the Afghanistan Ministry of Energy and Water in May 2007. Total customer orders for the six months ended June 30, 2007 were up 93% to approximately $15,803,568 from $8,201,792 in 2006."

FOR THE SIX MONTHS ENDED JUNE 30, 2007:

-- Revenue was down 13% to $7,364,615 from $8,497,282 in the first six months of 2006.

-- Net income was down 50% to $433,377 versus net income of $868,171 in the first six months of 2006.

-- Earnings per share were $0.10 versus $0.20 per share during the first six months of 2006.

--   Gross margin was 37.8% versus 40.3% in 2006.

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OTHER Q2 2007 HIGHLIGHTS

Among other Q2 2007 highlights, Sutron:

-- Was awarded a two year contract from the Afghanistan Ministry of Energy and Water in the amount of $5,992,384 to provide and install 174
     Water-Monitoring Stations.

-- Received a purchase order totaling $2,222,628 from Washington International, Inc., located in Boise, Idaho, to provide Water Quality Monitoring Equipment for Iraq's Ministry of Water Resources in Baghdad. Installation of the stations will be completed by trained Iraqi Ministry of Water Resources employees.

-- Received orders from four customers in China totaling $1,020,742 to provide dataloggers, sensors and ancillary equipment for 345 Remote Water Monitoring Stations. Of these stations, 331 will provide real-time data for the Three Gorges Water Conservancy Complex Cascade Dispatch and Communication Center, part of the Three Gorges Dam Project.

-- Received various orders that totaled $817,870 from the US Geological Survey's HIF for 230 GOES SatLink2 Satellite Transmitter/Loggers, 35 8210 Dataloggers with SatLink2, 10 AccuBubbler Water Level Monitoring Systems and various ancillary equipment.

-- Received various orders equaling $246,037 from the South Florida Water Management District (SFWMD) for supplemental engineering services.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, PRODUCTS AND SERVICES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AS WELL AS STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE," "IF," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE, OR ACHIEVEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH IN OUR FILINGS WITH THE SEC, INCLUDING THE DISCLOSURE UNDER THE HEADING "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED ON MARCH 29, 2007. WE ARE UNDER NO OBLIGATION TO UPDATE OR ALTER OUR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.